Exhibit 5.2

Opinion of Anne Gill Kelly, Esq.

[Ambac Letterhead]

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

February 6, 2007

Ambac Financial Group, Inc.

One State Street Plaza

New York, NY 10004

Re:	Ambac Financial Group, Inc. Post-Effective Amendment No. 1 to
the Automatic Shelf Registration Statement on Form S-3 (File No.
333-131888)

Ladies and Gentlemen:

This opinion is furnished by me as Managing Director, Secretary and Assistant General Counsel for Ambac Financial Group, Inc., a Delaware corporation (the “Company”), in connection with Post-Effective Amendment No. 1 to the Automatic Shelf Registration Statement on Form S-3 (File No. 333-131888; originally filed on February 16, 2006), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) (as so amended, the “Registration Statement”). Post-Effective Amendment No. 1 to the Registration Statement is being filed to register a new class of debt securities, the Junior Subordinated Debt Securities (as defined below) and to file the required exhibits to the Registration Statement. The Registration Statement, as amended, relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of (i) junior subordinated debt securities, in one or more series (the “Junior Subordinated Debt Securities”), which may be issued under the Junior Subordinated Indenture, to be entered into between the Company and The Bank of New York, as trustee (the “Junior Subordinated Debt Indenture” and the trustee thereunder the “Trustee”), the form which shall be filed as exhibit 4.9 to the Registration Statement; (ii) senior debt securities, in one or more series (the “Senior Debt Securities” and together with the Junior Subordinated Debt Securities, the “Debt Securities”), which may be issued under the Indenture, dated as of February 15, 2006, between the Company and The Bank of New York, as trustee, filed as exhibit 4.1 to the Registration Statement; (iii) shares of preferred stock, $0.01 par value (the “Preferred Stock”), in one or more series; (iv) shares of common stock, $0.01 par value per share (“Common Stock”); (v) warrants (“Warrants”) to purchase Debt Securities, Preferred Stock or Common Stock to be issued pursuant to one or more warrant agreements (each a “Warrant Agreement”) proposed to be entered into between the Company and warrant agents to be named (the “Warrant Agent” or “Warrant Agents”); and (vi) such indeterminate amount of Debt Securities and number of shares of Preferred Stock or Common Stock, as may be issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants, including such shares of Preferred Stock or Common Stock as may be issued pursuant to anti-dilution adjustments, in amounts, at prices and on terms to be determined at the time of offering (the “Indeterminate Securities”). The Debt Securities, the Preferred Stock, the Common Stock, the Warrants and the Indeterminate Securities are collectively referred to herein as the “Offered Securities”.

This opinion is delivered in accordance with the requirements of Items 601(b)(5) of Regulation S-K under the Securities Act and relates solely to the Junior Subordinated Debt Securities. The Offered Securities other than the Junior Subordinated Debt Securities were the subject of an opinion dated February 16, 2006, filed as Exhibit 5.1 to the Registration Statement.

I or attorneys under my supervision (with whom I have consulted) have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate in connection with this opinion, including (i) the form of Registration Statement relating to the Offered Securities; (ii) the Junior Subordinated Debt Indenture; (iii) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect; (iv) the By-Laws of the Company, as currently in effect; and (v) certain resolutions adopted to date by the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Offered Securities.

In our examination, I or attorneys under my supervision (with whom I have consulted), have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others. I have assumed that the Junior Subordinated Debt Indenture will be duly authorized, executed and delivered by the Trustee and that any Junior Subordinated Debt Securities that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee.

I am a member of the Bar in the State of New York and I do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware, to the extent referred to specifically herein. The Offered Junior Subordinated Debt Securities (as defined below) may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

Based upon and subject to the foregoing, I am of the opinion that, with respect to any series of Junior Subordinated Debt Securities (the “Offered Junior Subordinated Debt Securities”) when (i) an appropriate prospectus supplement or term sheet with respect to the Offered Junior Subordinated Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder; (ii) if the Offered Junior Subordinated Debt Securities are to be sold pursuant to a firm commitment underwritten offering, an underwriting agreement with respect to the Offered Junior

Subordinated Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Junior Subordinated Debt Securities and related matters; (iv) the terms of the Offered Junior Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture so as not to violate any applicable law, the Amended and Restated Certificate of Incorporation or By-laws of the Company or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (v) the Offered Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Junior Subordinated Debt Securities (including any Offered Junior Subordinated Debt Securities duly issued upon conversion, exchange or exercise of any Debt Securities, Preferred Stock or Warrants), when issued and sold in accordance with the Indenture and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that (a) enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), and (iii) public policy considerations which may limit the rights of the parties to obtain further remedies, and (b) the waiver contained in Section 514 of the Indenture may be deemed unenforceable.

I hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to Post-Effective Amendment No. 1 to the Registration Statement. I also consent to the reference to me under the heading “Legal Opinions” in the Registration Statement. In giving this consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and I disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.

Very truly yours,

/s/ Anne Gill Kelly
Anne Gill Kelly
Managing Director, Secretary and Assistant General Counsel

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